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                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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/ / Definitive Proxy Statement                   Commission Only (as permitted
/X/ Definitive Additional Materials              by Rule 14a-6(e)(2))


/ / Soliciting Material Pursuant to Rule
    14a-11(c) or Rule 14a-12

                             EPL TECHNOLOGIES, INC.
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/No fee required.
/ /Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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CONTACT:

EPL Technologies, Inc.
Investor Relations Department, Philadelphia
Timothy B. Owen, Secretary and Treasurer
Bruce Crowell, Chief Financial Officer
(610) 521-4400

                                                2 International Plaza, Suite 245

                                                     Philadelphia, PA 19113-1507

                                                               Tel: 610-521-4400

                                                               Fax: 610-521-5985


FOR IMMEDIATE RELEASE


                  EPL ANNOUNCES POSTPONEMENT OF ANNUAL MEETING

Philadelphia, PA -- August 20, 1998 -- EPL Technologies, Inc. (NASDAQ:EPTG) announced today the postponement of its Annual Meeting originally scheduled to take place on August 24, 1998. The Annual Meeting has been rescheduled to take place on Tuesday, September 29, 1998 at 9:30 A.M. (local time) at the Top of the Tower, 1717 Arch Street, Philadelphia, Pennsylvania. EPL Technologies, Inc. postponed the meeting in order to distribute to its shareholders a supplement to its Proxy Statement describing certain recently approved amendments to its proposed 1998 Stock Incentive Plan and to ensure that its shareholders will have sufficient time to consider the 1998 Stock Incentive Plan, as amended and restated. The record date for voting at the Annual Meeting will remain the close of business on July 24, 1998.

Paul L. Devine, Chairman and Chief Executive Officer, stated: "The small-cap stock market in general and, more personally, EPL's common stock, have suffered significant price erosion since our legal counsel drafted the 1998 Stock Option Plan for the Annual Meeting. We believe the current price of our common stock does not reflect the underlying value of our company. As such, management has elected to tangibly attest to that belief by proposing to reduce the number of options to be granted under the new plan from 2,250,000 to 850,000, to stipulate that any such grants not be made to employee directors and current executive officers at a price below $14.00 per share and to provide that options granted under the plan may not be repriced without shareholder approval.

It is our strong belief, which is supported by the company's growth and technical progress in the five years since this management assumed leadership of EPL, that there is considerable long-term economic incentive even at an exercise price some 150% above the current market price of our common stock."

EPL Technologies, Inc. develops, manufactures and markets proprietary processing aids, packaging technologies and scientific and technical services, which are designed to maintain the quality and integrity of fresh-cut produce.


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